Exhibit 10.31

AMENDED AND RESTATED

CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of October 13, 2014, by and between TEJON RANCHCORP, a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A. Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

B. Pursuant to that certain Credit Agreement, dated as of November 5, 2010, by and between Borrower and Bank (“Prior Credit Agreement”), Borrower remains indebted to Bank, including, without limitation, under a line of credit in the maximum principal amount of Thirty Million Dollars ($30,000,000.00) (the “Prior Line of Credit”), which is evidenced by that certain Revolving Line of Credit Note, dated December 4, 2013, executed by Borrower in favor of Bank, as modified from time to time (the “Prior Line of Credit Note”).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

ARTICLE I

CREDIT TERMS

SECTION 1.1. LINE OF CREDIT.

(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including September 30, 2019, not to exceed at any time the aggregate principal amount of Thirty Million Dollars ($30,000,000.00) (the “Line of Credit”), the proceeds of which shall be used to (i) refinance the outstanding indebtedness under the Prior Line of Credit and (ii) finance Borrower’s working capital requirements. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of October 13, 2014 (the “Line of Credit Note”), all terms of which are incorporated herein by this reference. Borrower and Bank agree that upon the effectiveness of this Agreement, (a) the Prior Line of Credit shall be terminated and no further advances shall be available thereunder and (b) advances made under the Prior Line of Credit shall be deemed made under the Line of Credit Note and evidenced by and repayable in accordance with this Agreement and the Line of Credit Note.

(b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

SECTION 1.2. TERM LOAN.

(a) Term Loan. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a loan to Borrower in the principal amount of Seventy Million Dollars ($70,000,000.00) (the “Term Loan”), the proceeds of which shall be used to provide long-term financing for Borrower’s acquisition of the ownership interest of DMB TMV, LLC in Tejon Mountain Village LLC, the developer of the Tejon Mountain Village resort residential development. Borrower’s obligation to repay the Term Loan shall be evidenced by a promissory note dated as of October 13, 2014 (the “Term Note”), all terms of which are incorporated herein by this reference. Bank’s commitment to grant the Term Loan shall terminate on October 15, 2014.

(b) Repayment. The principal amount of the Term Loan shall be repaid in accordance with the provisions of the Term Note.

(c) Prepayment. Borrower may prepay principal on the Term Loan solely in accordance with the provisions of the Term Note.

SECTION 1.3. INTEREST/FEES.

(a) Interest. The outstanding principal balance of each credit subject hereto shall bear interest at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith.

(b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

(c) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one-tenth percent (0.10%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the daily unused amount of the Line of Credit, which fee shall be calculated on a calendar quarter basis by Bank and shall be due and payable by Borrower in arrears on the fifth day of each April, July, October and January, commencing on January 5, 2015, in each case, for the most recently ended calendar quarter period.

SECTION 1.4. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each credit subject hereto by debiting Borrower’s deposit account number — with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

SECTION 1.5. COLLATERAL.

As security for all indebtedness and other obligations of Borrower to Bank subject hereto, Borrower hereby grants to Bank (and, with respect to that portion of the Farmland Real Property Collateral (as defined herein) owned by Tejon Industrial Corp., a California corporation (“TIC”), shall cause such entity to grant to Bank): (a) security interests of first priority in all Borrower’s crops, crop proceeds, accounts and other rights to payment and inventory, in each case, to the extent related to the Farmland Real Property Collateral (as defined herein); (b) security interests of first priority in all Borrower’s farming equipment located on or used in connection with any of the Farmland Real Property Collateral, including, without limitation, the equipment described in the Security Agreement: Equipment or in any schedule attached thereto; (c) security interests of first priority in all Borrower’s accounts and other rights to payment and inventory, in each case, to the extent related to the Calpine Real Property Collateral (as defined herein); (d) a lien of not less than first priority on that certain real property described on Exhibit A attached hereto (the “Farmland Real Property Collateral”); and (e) a lien of not less than first priority (subject only to the Calpine Lease (as defined herein)) on the real property leased by Borrower to Pastoria Energy Facility L.L.C. (“PEF”) pursuant to that certain Ground Lease, dated as of July 19, 2001 (as amended, the “Calpine Lease”), by and between Borrower and PEF (the “Calpine Real Property Collateral” and, together with the Farmland Real Property Collateral, the “Real Property Collateral”).

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, collateral assignments, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses expended or incurred by Bank in connection with any of the foregoing security, including title insurance, but excluding the following costs and expenses, which shall be paid by Bank: the costs and expenses (including allocated costs of Bank personnel) of the negotiation and preparation of this Agreement and the other Loan Documents, real estate appraisals and environmental assessments obtained prior to the date of this Agreement, and filing and recording fees incurred in connection with the initial consummation of the Loan Documents.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could reasonably be expected to have a material adverse effect on Borrower.

SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the “Loan Documents”) have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

SECTION 2.4. LITIGATION. There are no pending, or to Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could reasonably be expected to have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The annual consolidated financial statement of Tejon Ranch Co. (“Parent Company”), and all interim financial statements delivered to Bank since said date, true copies of which have been delivered by Borrower to Bank prior to the date hereof, (a) are true, complete and correct in all material respects and present fairly the financial condition of Borrower as of the date and for the periods set forth therein, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year except for amendments to Borrower’s income tax returns for 2011 and 2012 respecting the use of net operating losses and recapture of paid taxes.

SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law, except where the failure to have such permit, consent, approval, franchise, license or right could not reasonably be expected to have a material adverse effect on the financial condition or operations of Borrower.

SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any material obligation for borrowed money, any material purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, including, without limitation as set forth on Schedule 2.11 hereto, or as disclosed in the Phase I Environmental Site Assessment related to the Farmland Real Property Collateral, dated January 11, 2012, or the Phase I Environmental Site Assessment related to the Calpine Real Property Collateral, dated July 8, 2014, heretofore received by Bank, to Borrower’s knowledge, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower’s operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. To Borrower’s knowledge, except as set forth on Schedule 2.11 hereto, none of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. To Borrower’s knowledge, except as set forth on Schedule 2.11 hereto, Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

SECTION 2.12. REAL PROPERTY COLLATERAL. Except as disclosed by Borrower to Bank in writing prior to the date hereof, with respect to any real property collateral required hereby:

(a) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and rents (if any) which previously became due and owing in respect thereof have been paid as of the date hereof, except for those that Borrower is in good faith contesting or as to which a bona fide dispute has arise, and for which Borrower has made provision, to Bank’s reasonable satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

(b) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material which affect all or any interest in any such real property and which are or may be prior to or equal to the lien thereon in favor of Bank.

(c) None of the improvements which were included for purpose of determining the appraised value of any such real property lies outside of the boundaries and/or building restriction lines thereof, and no improvements on adjoining properties materially encroach upon any such real property.

(d) There is no pending, or to Borrower’s knowledge threatened, proceeding for the total or partial condemnation of all or any portion of any such real property, and all such real property is in good repair and free and clear of any damage that would materially and adversely affect the value thereof as security and/or the intended use thereof.

SECTION 2.13. CALPINE LEASE. Borrower understands that Bank is relying upon the accuracy of each of the following representations and warranties as a material inducement to Bank’s extension of the credit evidenced by the Loan Documents, and hereby represents and warrants to Bank that:

(a) PEF leases all or a portion of the Calpine Real Property Collateral pursuant to a Ground Lease between Borrower and PEF entered into as of July 19, 2001 (the “Base Lease”), as amended pursuant to that certain Amendment to Ground Lease between Borrower and PEF entered into as of September 28, 2001 (the “First Amendment”), as further amended pursuant to that certain Second Amendment to Ground Lease between Borrower and PEF entered into as of June 10, 2005 (the “Second Amendment”), as further amended pursuant to that certain Third Amendment to Ground Lease between Borrower and PEF entered into as of February 10, 2014 (the “Third Amendment”), as further amended pursuant to that certain Fourth Amendment to Ground Lease between Borrower and PEF entered into as of June 16, 2014 (the “Fourth Amendment” and, together with the Base Lease, the First Amendment, the Second Amendment and the Third Amendment, collectively, the “Lease”).

(b) The Lease was entered into in connection with the transactions contemplated by: (i) that certain Transaction Agreement, dated as of April 30, 1999, between the Developer Interests (as such term is defined in the Lease) and the Tejon Interests (as such term is defined in the Lease), as amended by the two letter agreements dated July 19, 2001 (one captioned “Transaction Agreement Dated as of April 30, 1999 between Tejon Interests and Developer Interests” and the other captioned “Partial Waiver of Exclusive Rights”), as further amended by that certain letter agreement dated March 5, 2001 (collectively, the “Transaction Agreement”), and (ii) that certain Option Agreement, dated as of April 30, 1999, between PEF and Borrower, as amended by that certain letter agreement dated March 5, 2001 (collectively, the “Option Agreement”).

(c) Subject to the terms and conditions thereof, the Lease is in full force and effect, and there have been no amendments, modifications or additions to the Lease (written or oral), other than those included in the Lease definition.

(d) In connection with the execution and delivery of the Base Lease, Calpine Corporation, a Delaware corporation (“Calpine”) provided the following guaranties in favor of Borrower (collectively, the “Guaranties”):

(i)	Parent Guaranty (PEF Deductible Amount), dated as of July 19, 2001, issued by Calpine in favor of Borrower;

(ii)	Parent Guaranty (Rent Insurance Coverage), dated as of July 19, 2001, issued by Calpine in favor of Borrower;

(iii)	Parent Guaranty (Pollution Insurance Coverage), dated as of July 19, 2001, issued by Calpine in favor of Borrower;

(iv)	Decommissioning Guaranty, dated as of July 19, 2001, issued by Calpine in favor of Borrower; and

(v)	Transaction Agreement Guaranty, dated as of July 19, 2001, issued by Calpine in favor of Borrower.

(e) Borrower may encumber the Calpine Real Property Collateral pursuant to a deed of trust for the benefit of Bank, may assign the Lease pursuant to an assignment of rents and leases, and may grant security interests in and collaterally assign the Transaction Agreement, the Option Agreement and the Guaranties pursuant to one or more security agreements.

(f) The deed of trust executed by Borrower in favor of Bank encumbering the Calpine Real Property Collateral (including, without limitation, the assignment of rents and leases provision contained therein) constitutes a permitted assignment of the Lease pursuant to the terms and provisions of the Transaction Agreement, the Option Agreement, the Lease and the Guaranties.

(g) To Borrower’s knowledge (with due inquiry), (i) there exists no breach of or default under the Lease, nor any condition, act or event which with the giving of notice or the passage of time, or both, would constitute such a breach or default, and (ii) other than as set forth in the Fourth Amendment, there are no existing claims, defenses or offsets against rental due or to become due under the Lease.

(h) The Lease, the Transaction Agreement, the Option Agreement and each of the following documents and agreements listed in clauses (h)(i) through (iv) below, collectively, constitute the entire agreement between Borrower and PEF with respect to the Calpine Real Property Collateral, and PEF claims no rights to the Calpine Real Property Collateral other than as set forth in such agreements (such documents, collectively, the “Calpine Project Agreements”):

(i)	Easement Deed and Agreement (Linear Easements), dated as of July 19, 2001, between Borrower and PEF, as modified by that certain Acknowledgment dated September 19, 2001, as amended by that certain Amendment to Easement Deed and Agreement (Linear Easements) and Quitclaim of Portions of Gas Easement dated as of February 10, 2014;

(ii)	Easement Deed and Agreement (Buffer Zone), dated as of July 19, 2001, between Borrower and PEF, as amended by that certain First Amendment to Easement Deed and Agreement (Buffer Zone) and Quitclaim dated as of February 10, 2014;

(iii)	Easement Deed and Agreement (DWR Road), dated as of July 19, 2001, between Borrower and PEF; and

(iv)	Assignment and Assumption Agreement, dated as of July 19, 2001, by and among Calpine, PEF, Borrower, Tejon Ranch Co. and Pastoria Power Project LLC.

(i) Other than overpaid Variable Rent (as defined in the Lease), which overpaid Variable Rent will or may be credited against Variable Rent otherwise due under the Lease, as set forth in the Fourth Amendment, no deposits or prepayments of rent have been made in connection with the Lease.

(j) PEF does not have any option or preferential right to purchase all or any part of the Calpine Real Property Collateral.

(k) Current monthly rent under the Lease is $277,902.

(l) The initial term of the Lease expires, if not sooner terminated pursuant thereto, on May 31, 2030.

(m) PEF has options to extend the term of the Lease for three additional five (5) year periods after the initial term. Other than such extension options, PEF has no options to extend the term of the Lease.

ARTICLE III

CONDITIONS

SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank’s satisfaction of all of the following conditions:

(a) Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank’s counsel.

(b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)	This Agreement.

(ii)	Term Note.

(iii)	Revolving Line of Credit Note.

(iv)	Corporate Resolution: Borrowing (Borrower).

(v)	Certificate of Incumbency (Borrower).

(vi)	Corporate Resolution: Third Party Collateral (Tejon Industrial Corp.).

(vii)	Certificate of Incumbency (Tejon Industrial Corp.).

(viii)	Continuing Security Agreement: Rights to Payment and Inventory.

(ix)	Security Agreement: Crops.

(x)	Security Agreement: Equipment.

(xi)	Deed of Trust and Assignment of Rents and Leases (2).

(xii)	Lessee Estoppel Certificate (PEF).

(xiii)	Assignment of Agreements regarding Calpine Lease related agreements and guaranties.

(xiv)	Declaration of Easement (with respect to farmland access).

(xv)	Disbursement Order (regarding proceeds of Term Loan).

(xvi)	Such other documents as Bank may require under any other Section of this Agreement.

(c) Legal Opinion. Bank shall have received, in form and substance satisfactory to Bank, (i) a legal opinion from counsel to Borrower, addressed to Bank, as to the due authorization, execution and delivery of the Loan Documents to which Borrower is a party, (ii) a legal opinion from counsel to Borrower, addressed to Bank, confirming that the execution of the Loan Documents will not conflict with, nor cause a breach of or an event of default under the Calpine Lease and related documents, and (iii) and such other customary matters as Bank may reasonably request.

(d) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any guarantor hereunder, if any, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such guarantor, if any.

(e) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with lender loss payable endorsements in favor of Bank , including without limitation, policies of fire and extended coverage insurance covering the Real Property Collateral, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property, including terrorism, as may be required by governmental regulation or Bank.

(f) Appraisals. Bank shall have obtained an appraisal of the Real Property Collateral, and all improvements thereon, issued by an appraiser acceptable to Bank and in form, substance and reflecting values satisfactory to Bank, in its discretion.

(g) Title Insurance. Bank shall have received an ALTA Policy of Title Insurance, with such endorsements as Bank may require, issued by a company and in form and substance satisfactory to Bank, in such amount as Bank shall require, insuring Bank’s lien on the real property collateral required hereby to be of first priority, subject only to such exceptions as Bank shall approve in its discretion, with all costs thereof to be paid by Borrower.

(h) Tax Service Contract. Borrower shall have procured and delivered to Bank, at Borrower’s cost, such tax service contract as Bank shall require for any real property collateral required hereby, to remain in effect as long as such real property secures any obligations of Borrower to Bank as required hereby.

(i) Hazardous Materials Report/Certification. Bank shall have received a detailed environmental site assessment report by a qualified engineer acceptable to Bank, which shall include, among other things, a certification to the Bank that such engineer has obtained and examined the list of prior owners, tenants and other users, and has made an on-site physical examination of the Real Property Collateral, and a visual observation of the surrounding areas, and has found no evidence of past (other than as set forth in such report and approved by Bank) or present hazardous materials activities or the presence of hazardous materials and that shall otherwise be in form and substance acceptable to Bank.

(j) Fees and Expenses. Borrower shall have paid all fees and invoiced costs and expenses then due pursuant to the terms of this Agreement.

SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank’s satisfaction of each of the following conditions:

(a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

(b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and within ten (10) days of demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, (a) upon three (3) days’ prior written notice (unless an Event of Default exists, in which case no such prior notice is required), to inspect, audit and examine such books and records, to make copies of the same, and (b) upon twenty-four hours’ prior written notice (unless an Event of Default exists, in which case no such prior notice is required), to inspect the properties of Borrower.

SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a) not later than one hundred twenty (120) days after and as of the end of each fiscal year, an audited consolidated and consolidating financial statement of Parent Company, prepared by Parent Company and audited by a certified public accountant acceptable to Bank, to include a balance sheet, income statement, management report, auditor’s report, statement of cash flow, together with all supporting schedules and footnotes;

(b) not later than sixty (60) days after and as of the end of each fiscal quarter, a consolidated and consolidating financial statement of Parent Company, prepared by Parent Company and audited by a certified public accountant acceptable to Bank, to include a copy of Parent Company’s 10-Q report with respect to the applicable fiscal quarter, as filed with the United States Securities and Exchange Commission;

(c) contemporaneously with each annual and quarterly financial statement of Parent required hereby, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate, that Borrower is in compliance with all financial covenants in this Agreement (as evidenced by detailed calculations attached to such certificate), and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;

(d) not later than ninety (90) days after and as of the end of each calendar year, an operating statement with respect to the Calpine Lease;

(e) not later than forty-five (45) days after and as of the end of each calendar year, an annual budget of Parent Company and Borrower, prepared by Parent Company and Borrower;

(f) not later than forty-five (45) days after and as of the end of each calendar year, a five year business plan for Parent Company and Borrower;

(g) not later than forty-five (45) days after and as of the end of each calendar year, and at such other times as Bank may reasonably request, a report listing all storage facilities at which Borrower stores any inventory, equipment or other property constituting collateral required hereunder, which report shall include detailed information regarding the particular property stored at each such facility; and

(h) from time to time such other information as Bank may reasonably request, including without limitation, copies of rent rolls and other information with respect to any real property collateral required hereby.

SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply in all material respects with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower’s continued existence and in all material respects with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business, except where such noncompliance could not reasonably be expected to have a material adverse effect on the financial condition or operations of Borrower; and comply in all material respects with the provisions of each of the Calpine Project Agreements.

SECTION 4.5. INSURANCE. Maintain and keep in force, for each business in which Borrower is engaged, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, flood, and, if required, seismic property damage and workers’ compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank’s request schedules setting forth all insurance then in effect, together with a lender’s loss payee endorsement for all such insurance naming Bank as a lender loss payee.

SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained, except for ordinary wear and tear.

SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments (if applicable law permits such assessments to be paid in installments without being past due, then such assessments may be paid in installments), except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank’s satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $500,000.00.

SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower’s financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a) Total Liabilities divided by Tangible Net Worth not greater than 0.75 to 1.00 at each fiscal quarter end, with “Total Liabilities” defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets.

(b) Debt Service Coverage Ratio not less than 1.25 to 1.00 as of each fiscal quarter end, determined on a rolling 4-quarter basis, with “Debt Service Coverage Ratio” defined as the aggregate of net profit after taxes plus income taxes, interest expense, depreciation expense, amortization expense, noncash stock compensation expense, any asset impairment write down and noncash retirement plan expense, minus minority interest (as described in the financial statements provided to Bank pursuant to Section 4.3 hereof), divided by the sum of the prior period current maturity of long term debt plus interest expense.

SECTION 4.10. LIQUIDITY. Maintain Liquidity at all times equal to or greater than Twenty Million Dollars ($20,000,000.00). As used herein, “Liquidity” means, as of any date of determination, the sum of unused availability on the Line of Credit as of such date plus the aggregate fair market value of Unencumbered Liquid Assets as of such date, and “Unencumbered Liquid Assets” means cash, cash equivalents, publicly traded/quoted marketable equity securities acceptable to Bank in its reasonable discretion and/or publicly traded/quoted investment grade marketable debt securities, in each case free of any lien or other encumbrance other than a lien in favor of Bank. Upon Bank’s request from time to time, Borrower shall provide to Bank such documentation and other information as Bank may require to determine compliance with this covenant.

SECTION 4.11 REAPPRAISAL OF REAL PROPERTY COLLATERAL; PROPERTY VALUE.

(a) Reappraisal. Borrower agrees that Bank shall have the option from time to time from and after the second anniversary of the date of this Agreement (but no more frequently than once per calendar year), at Borrower’s cost, to require new appraisals of any portion of the Real Property Collateral, which appraisal or appraisals shall be issued by an appraiser or appraisers acceptable to Bank and shall be in form, substance and reflecting values satisfactory to Bank, in its sole discretion; provided that, notwithstanding the foregoing, from and after and during the continuance of an Event of Default, Bank shall have the option from time to time, whether before or after the second anniversary of the date of this Agreement and as often as Bank elects, at Borrower’s cost, to require any such new appraisals of any portion of the Real Property Collateral.

(b) Real Property Collateral. If any such new appraisals obtained by Bank reflect a Loan-to-Value ratio greater than sixty-five percent (65%), then Borrower shall, within thirty (30) calendar days following written demand from Bank, either:

(i) permanently reduce the aggregate principal amount (including undrawn committed or available amounts) of the Secured Indebtedness in an aggregate amount such that, after giving effect to such prepayment (or reduction in committed or available amounts), the Loan-to-Value Ratio is less than or equal to sixty-five percent (65%); and/or

(ii) pledge to Bank as collateral for the Line of Credit and Term Loan such additional collateral of a type and value satisfactory to Bank in its discretion, including, without limitation, cash, cash equivalents, letters of credit and/or other real property, and execute such documentation as Bank may reasonably require to evidence Bank’s collateral and pursuant to such documentation deliver to Bank appraisals (ordered by Bank at Borrower’s cost and issued by an appraiser or appraisers acceptable to Bank in its sole discretion), title policies (issued by a company and with such endorsements and in such amounts as Bank may require in its reasonable discretion), insurance (in such amounts and covering risks and issued by companies satisfactory to Bank), and flood certificates, all in form and substance reasonably satisfactory to Bank, as Bank shall require to provide collateral support for the Line of Credit and Term Loan such that, in Bank’s determination, the Loan-to-Value Ratio, after giving effect to such additional collateral, is less than or equal to sixty-five percent (65%).

For purposes hereof, the term “Secured Indebtedness” means all indebtedness and other obligations of Borrower to Bank which are secured by any portion of the Real Property Collateral, and the term “Loan-to-Value Ratio” shall mean, as of any date of determination, the aggregate principal amount (including undrawn committed or available amounts) of all Secured Indebtedness divided by the sum of the most recent aggregate appraised value of the Real Property Collateral and any collateral pledged to Bank pursuant to paragraph (b)(ii) of this Section 4.11.

SECTION 4.12. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or (e) any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower’s property in excess of an aggregate of One Million Dollars ($1,000,000.00).

SECTION 4.13. DEPOSIT ACCOUNTS. Maintain Borrower’s principal deposit accounts, treasury management services and other traditional banking relationships with Bank.

SECTION 4.14. ACKNOWLEDGMENTS. From time to time after the date of this Agreement, upon request of Bank, Borrower will, at Borrower’s expense, take all such actions as Bank may reasonably request so that Bank will receive lessor and/or warehouseman/bailee acknowledgements, in each case in form and substance satisfactory to Bank, with respect to storage facilities at which Borrower stores any material or substantial portion of property constituting collateral required hereunder.

SECTION 4.15. CALPINE LEASE. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of any event of default or material default by PEF or Borrower under the Calpine Lease.

ARTICLE V

NEGATIVE COVENANTS

Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank’s prior written consent:

SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

SECTION 5.2. CAPITAL EXPENDITURES. Make, or permit Parent Company to make, any additional investment in fixed assets in any fiscal year in an amount in excess of 130% of the investment in such assets budgeted under Parent Company’s annual budget for such fiscal year provided to Bank pursuant to Section 4.3 hereof.

SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, and (c) indebtedness or liabilities incurred after the date hereof in excess of the indebtedness and liabilities excluded under the foregoing clauses (a) and (b), provided the amount of such indebtedness and liabilities does not at any time exceed Five Million Dollars ($5,000,000.00) in the aggregate. For the avoidance of doubt, Bank acknowledges that property tax assessments associated with bonds issued by Tejon Ranch Public Facilities Financing Authority for Tejon Industrial Complex Public Improvement Bonds shall not constitute indebtedness or liabilities resulting from borrowings, loans or advances under this Section 5.3.

SECTION 5.4. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; sell, lease, transfer or otherwise dispose of any Equity Interests in joint venture investments of Borrower; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets that are not Equity Interests in joint venture investments except in the ordinary course of its business. As used herein, “Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a person or entity the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person or entity and (f) any and all warrants, rights or options to purchase any of the foregoing.

SECTION 5.5. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

SECTION 5.6. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, and (b) subject to Section 5.2 hereof, investments in Equity Interests of joint ventures established for real estate purposes after the date of this Agreement so long as, immediately following any such investment, Borrower would be in compliance with the covenant set forth in Section 4.10 hereof if such covenant was tested as of such date after giving effect to such investment.

SECTION 5.7. DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding; provided that, Borrower may pay dividends and distributions, or redeem, retire, repurchase or acquire shares of any class of Borrower’s stock, to the extent that, immediately following any such dividend, distribution, redemption, retirement, repurchase or acquisition, Borrower’s Total Liabilities (as defined herein) divided by Borrower’s Tangible Net Worth (as defined herein) is not greater than 0.45 to 1.00.

SECTION 5.8. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower’s assets now owned or hereafter acquired, except (a) any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof, (b) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, suppliers, tax, assessment, governmental and other like liens and charges arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not overdue, (c) liens arising in the ordinary course of business in connection with worker’s compensation, unemployment insurance and appeal and release bonds, and (d) security interests and liens not otherwise permitted hereunder on assets other than any collateral required hereunder securing indebtedness or other obligations in the aggregate principal amount not to exceed Five Million Dollars ($5,000,000.00) at any time outstanding.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.1. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a) Borrower shall fail to pay (i) when due any principal or interest payable under any of the Loan Documents or (ii) when due any fees or other amounts (other than principal, interest or fees) payable under any of the Loan Documents and such default shall continue for a period of three (3) Business Days.

(b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(c) Any default by Borrower or TIC in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those specifically described as an “Event of Default” in this section 6.1), and with respect to any such default that by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence or, if such default cannot with due diligence be cured within such thirty (30) day period, such longer period, not to exceed ninety (90) days, as may be necessary to cure the same with due diligence, provided Borrower or TIC, as applicable, commences cure within such thirty (30) days and proceeds diligently to cure the same.

(d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract, instrument or document (other than any of the Loan Documents) pursuant to which Borrower or TIC has incurred any debt or other liability to any person or entity, including Bank; provided, however, that (1) under the terms of any indebtedness to Bank, any cure period applicable thereto has expired, and (2) under the terms of any indebtedness to any person or entity other than Bank, such indebtedness is in excess of Ten Million Dollars ($10,000,000.00) and any cure period applicable thereto has expired.

(e) Borrower or TIC shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or TIC shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or Borrower or TIC shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or TIC shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or TIC by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(f) The filing of a notice of judgment lien against Borrower or TIC; or the recording of any abstract of judgment against Borrower or TIC in any county in which Borrower or TIC, as applicable, has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or TIC; or the entry of a judgment against Borrower or TIC; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or TIC; provided, however, that (1) in the case of such judgments, liens, levies, writs, executions and other like process, such matters involve debts of or claims against Borrower or TIC, as applicable, in excess of Ten Million Dollars ($10,000,000.00), individually or in the aggregate for all such matters against Borrower or TIC, as applicable, and within thirty (30) days after the creation thereof, or at least ten (10) days prior to the date on which any assets could be lawfully sold in satisfaction thereof, such debt or claim is not satisfied or stayed pending appeal and insured against in a manner satisfactory to Bank, and (2) in the case of such involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors, such involuntary petition or proceeding is unopposed or is not dismissed within sixty (60) days of its commencement.

(g) Reserved.

(h) The dissolution or liquidation of Borrower or TIC; or Borrower or TIC, or any of their directors or stockholders, shall take action seeking to effect the dissolution or liquidation of Borrower or TIC.

(i) Without the prior written consent of Bank (which consent shall not be unreasonably withheld, conditioned or delayed), any change in control of Borrower or any entity or combination of entities that directly or indirectly control Borrower, with “control” defined as ownership of an aggregate of thirty-five percent (35%) or more of the common stock, members’ equity or other ownership interest (other than a limited partnership interest).

(j) The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Bank’s prior written consent, of all or any part of or interest in any real property collateral required hereby, other than as otherwise permitted under the Loan Documents.

(k) Any material impairment in the rights of Bank in any collateral required hereunder or proceeds thereto, or any attachment or like levy on any material amount of collateral required hereunder or proceeds thereto.

(l) Bank, in good faith, believes any material portion of the collateral required hereunder or proceeds thereto, to be in danger of misuse, dissipation, theft, damage or destruction, or otherwise in jeopardy.

SECTION 6.2. REMEDIES. Upon the occurrence and during the continuance of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank’s option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:	TEJON RANCHCORP
P.O. Box 1000
Lebec, California 93243
Attn: Chief Financial Officer

BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION
5401 California Avenue, Suite 200
MAC E2511-020
Bakersfield, California 93309

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. mail, first class and postage prepaid; (c) if sent by telecopy, upon receipt; and (d) if sent by overnight courier service with all charges prepaid, upon the earlier of the date of receipt or one (1) Business Day after being sent.

SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS’ FEES. Borrower shall pay to Bank within ten (10) days demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all reasonably allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with (a) Bank’s continued administration of this Agreement and the other Loan Documents and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank’s rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interests or rights hereunder without Bank’s prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank’s rights and benefits under each of the Loan Documents; provided, however, that Bank shall not make any such sale, assignment, transfer, negotiation or participation except for (a) any of the foregoing to an affiliate of Bank, (b) any of the foregoing to any person or entity other than an affiliate of Bank if a defined “Event of Default” exists hereunder and Bank has given Borrower and each guarantor hereunder at least ten (10) days prior written notice thereof, and (c) any of the foregoing to any person or entity other than an affiliate of Bank if Borrower consents thereto, which consent shall not be unreasonably withheld. Any such sale, assignment, transfer, negotiation or participation which is permitted in accordance with the foregoing may be referred to as a “Permitted Transfer.” In connection with a Permitted Transfer, Bank may disclose to a permitted transferee all documents and information which Bank now has or hereafter may acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder, provided however, that with respect to any confidential information that is so disclosed, Bank shall obtain a reasonable confidentiality agreement from each transferee.

SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

SECTION 7.11. ARBITRATION.

(a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit. In the event of a court ordered arbitration, the party requesting arbitration shall be responsible for timely filing the demand for arbitration and paying the appropriate filing fee within 30 days of the abatement order or the time specified by the court. Failure to timely file the demand for arbitration as ordered by the court will result in that party’s right to demand arbitration being automatically terminated.

(b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f) Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(j) Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

SECTION 7.12. AMENDMENT AND RESTATEMENT; NO NOVATION. This Agreement constitutes an amendment and restatement of the Prior Credit Agreement, as amended, effective from and after the effective date of this Agreement. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to Bank under the Prior Credit Agreement.

SECTION 7.13. CERTAIN TERMS. Unless a different standard for approval or consent is expressly set forth herein, no party shall unreasonably condition, delay or withhold any approval or consent required or requested herein, and all references to any party’s “discretion” or “satisfaction” shall mean such party’s reasonable discretion or satisfaction. The term “knowledge” with respect to any party means the actual knowledge of such party.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

TEJON RANCHCORP		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gregory S. Bielli	By:	/s/ Glenn H. Daughtery
	Gregory S. Bielli		Glenn H. Daughtery
	Chief Executive Officer & President		Vice President

By:	/s/ Allen E. Lyda
Allen E. Lyda
Executive Vice President, Chief Financial Officer, Treasurer & Assistant Secretary

Amended and Restated

Credit Agreement

Exhibit A

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE UNINCORPORATED AREA, COUNTY OF KERN, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

PARCELS 14-14 AND 14-19 IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP NO. 3338, FILED JANUARY 7, 1977 IN BOOK 17 PAGES 78 THROUGH 99 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY AND PARCEL 2 OF PARCEL MAP NO. 10694, ACCORDING TO THE MAP THEREOF RECORDED JUNE 29, 2001 IN BOOK 51, PAGES 178 AND 179 OF PARCEL MAPS, KERN COUNTY RECORDS.

APN: 241-310-02, 03 AND 22

PARCEL 2:

PARCELS 14-1 TO 14-5, BOTH INCLUSIVE, IN THE UNINCORPORATED AREA, COUNTY OF KERN, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP NO. 3338, FILED JANUARY 7, 1977 IN BOOK 17 PAGES 78 THROUGH 99 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 241-310-13, 14, 16, 18 AND 20

PARCEL 3:

PARCELS 14-20 TO 14-23, BOTH INCLUSIVE, AND 14-26 TO 14-31, BOTH INCLUSIVE, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, AS SHOWN ON PARCEL NO. 3338, FILED JANUARY 7, 1977 IN BOOK 17 PAGES 78 THROUGH 99 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 241-300-02, 03, 05, 07 THROUGH 10, 12 AND 14; AND 241-310-01

PARCEL 4:

PARCELS 13-B-17 THROUGH 13-B-21 IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, AS SHOWN PARCEL MAP NO. 5653, RECORDED DECEMBER 14, 1979 IN BOOK 24 PAGES 69 THROUGH 76 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING FROM THOSE PORTIONS OF PARCEL 13-B-21 LYING WITHIN THE SOUTH EAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 4, TOWNSHIP 10 NORTH, RANGE 19 WEST, SAN BERNARDINO BASE AND MERIDIAN, ALL OIL, GAS AND/OR MINERALS IN AND TO SAID LANDS, AS RESERVED BY FREDERICK H. HIBBERD AND LORNA W. HIBBERD, HUSBAND AND WIFE, AS JOINT TENANTS, IN DEED RECORDED OCTOBER 27, 1948 IN BOOK 1569 PAGE 95 OF OFFICIAL RECORDS.

APN: 241-380-01, 02, 03, 04 AND 10

PARCEL 5:

PARCELS T-3, T-4, T-5, T-6, T-7, T-8, T-9 AND PARCEL T-10, AS SHOWN ON A RECORD OF SURVEY MAP RECORDED JULY 18, 1973 IN BOOK 11 PAGES 6 THROUGH 9 OF RECORD OF SURVEYS, KERN COUNTY RECORDS, SAID PARCELS T-3 THROUGH T-9 BEING PORTIONS OF PARCEL NO. 1 OF PARCEL MAP NO. 432 IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE MAP THEREOF RECORDED JULY 11, 1972 IN BOOK 3, PAGES 88 AND 89 OF PARCEL MAPS, KERN COUNTY RECORDS, AND SAID PARCEL T-10 BEING A PORTION OF PARCEL NO. 1 OF PARCEL MAP NO. 433 IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE MAP THEREOF RECORDED JULY 11, 1972 IN BOOK 3, PAGES 90 AND 91 OF PARCEL MAPS, KERN COUNTY RECORDS.

EXCEPTING FROM SAID PARCEL T-7 THE FOLLOWING DESCRIBED LAND:

A FEE SIMPLE PARCEL FOR WHEELER RIDGE-MARICOPA WATER STORAGE DISTRICTS PUMPING PLANT 15G-P1 IN THAT PORTION OF RANCHO EL TEJON, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, PATENTED BY THE UNITED STATES OF AMERICA TO JOSE ANTONIO AGUIRRE AND IGNACIO DEL VALLE, BY PATENT RECORDED IN BOOK 2, PAGE 24 OF PATENTS. IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SHOWN AS PROJECTED SECTION 22, TOWNSHIP 11 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN, ON THE RECORD OF SURVEY MAP FILED APRIL 15, 1970, IN BOOK 10, PAGE 44 TO 55 INCLUSIVE, OF RECORD OF SURVEYS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID PROJECTED SECTION 22, SAID CORNER HAVING COORDINATES Y=552,690.97 AND X=1,767,906.62; THENCE ALONG THE EAST BOUNDARY OF SAID SECTION, NORTH 0° 26’ 47” EAST 1704.93 FEET TO A POINT IN THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID PUMPING PLANT 15G-P1 AND THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION, THENCE CONTINUING NORTH 0° 26’ 47” EAST 29.94 FEET TO A POINT IN THE CENTERLINE OF LATERAL 15G AS HEREINAFTER DESCRIBED; THENCE CONTINUING, NORTH 0° 26’ 47” EAST 90.10 FEET; THENCE SOUTH 87° 43’ 32” WEST 61.03 FEET; THENCE SOUTH 2° 16’ 28” EAST 120.00 FEET; THENCE NORTH 87° 43’ 32” EAST 57.71 FEET TO THE POINT OF BEGINNING, AS PER THAT CERTAIN FINAL ORDER OF CONDEMNATION RECORDED AUGUST 6, 1975 IN BOOK 4908, PAGE 362 AS DOCUMENT NO. 9051 OF OFFICIAL RECORDS.

APN: 402-130-04, 05, 06, 10, 11 AND 402-140-04, 05 AND 07 THROUGH 14

PARCEL 6:

THOSE PORTIONS OF THE RANCHO EL TEJON, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, IN THE STATE OF CALIFORNIA, PATENTED BY THE UNITED STATES OF AMERICA TO JOSE ANTONIO AGUIRRE AND IGNACIO DEL VALLE, BY PATENT RECORDED IN BOOK 2, PAGE 24 OF PATENTS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL B OF LOT LINE ADJUSTMENT NO. 39-07, AS EVIDENCED BY CERTIFICATE OF COMPLIANCE RECORDED APRIL 9, 2008 AS DOCUMENT NO. 0208054685 OF OFFICIAL RECORDS;

BEING THAT PORTION OF PROJECTED SECTION 20 OF TOWNSHIP 11 NORTH, RANGE 18 WEST, SAN BERNARDINO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 20;

THENCE, ALONG THE EASTERLY LINE OF SAID NORTHWEST QUARTER NORTH 00° 33’ 23” EAST, 128.89 FEET;

THENCE, LEAVING SAID EASTERLY LINE NORTH 32° 58’ 07” WEST, 816.65 FEET;

THENCE, NORTH 54° 21’ 56” WEST, 177.73 FEET;

THENCE NORTH 62° 14’ 03” WEST, 151.10 FEET;

THENCE, NORTH 81° 40’ 16” WEST, 118.99 FEET;

THENCE, NORTH 52° 55’ 04” WEST, 416.82 FEET;

THENCE NORTH 88° 31’ 06” WEST, 169.31 FEET, TO THE NORTHERLY PROLONGATION OF THAT CERTAIN EASTERLY LINE OF SAID PARCEL MAP NO. 431 HAVING A BEARING AND DISTANCE OF SOUTH 00° 33’ 07” WEST, 1042.50 FEET (CALC.);

THENCE, ALONG SAID PROLONGATION AND SAID EASTERLY LINE SOUTH 00° 33’ 07” WEST, 1249.18 FEET, TO THE SOUTHERLY LINE OF THE NORTHWEST QUARTER OF SAID SECTION 20;

THENCE, ALONG SAID SOUTHERLY LINE, SOUTH 89° 27’ 21” EAST, 1354.35 FEET, TO THE POINT OF BEGINNING.

APN: 402-150-05

PARCEL 7:

PARCEL 33 OF PARCEL MAP NO. 9974, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, AS PER MAP FILED NOVEMBER 24, 1993 IN BOOK 46 PARCEL MAPS, PAGE 4, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS AMENDED BY CERTIFICATE OF CORRECTION RECORDED MARCH 16, 1995 AS DOCUMENT NO. 0195032909.

APN: 238-390-06

PARCEL 8: DELETED

PARCEL 9: DELETED

PARCEL 10:

PARCEL 51 OF PARCEL MAP NO. 9974, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, AS PER MAP FILED NOVEMBER 24, 1993 IN BOOK 46 PARCEL MAPS, PAGE 4, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL MINERALS AND ALL GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER SUCH PROPERTY, TEJON RANCH COMPANY, A CORPORATION. (GRANTOR, THEREIN) ITS SUCCESSORS AND ASSIGNS, RETAINING THE EXCLUSIVE TITLE AND RIGHT TO REMOVE SAID SUBSTANCES, TOGETHER WITH THE SOLE RIGHT TO NEGOTIATE AND CONCLUDE ADDITIONAL LEASES AND AGREEMENTS WITH RESPECT TO ALL SUCH SUBSTANCES UNDER THE PROPERTY, AND TO USE THE SURFACE OF THE PROPERTY FOR THE PURPOSES OF PROSPECTING FOR, DEVELOPING AND/OR EXTRACTING SUCH SUBSTANCES FROM THE PROPERTY BY MEANS OF WELLS DRILLED INTO OR THROUGH THE PROPERTY FROM DRILL SITES LOCATED ON THE PROPERTY OR ON OTHER PROPERTY, PROVIDED, HOWEVER, THAT EXCEPT AS TO THE RIGHTS OF LESSEES UNDER THE EXISTING LEASES LISTED THEREINAFTER, GRANTOR, THEREIN, ITS SUCCESSORS AND ASSIGNS SHALL HAVE NO RIGHT TO ENTER UPON THE SURFACE OF THE PROPERTY OR TO USE THE SURFACE OF THE PROPERTY OR ANY PORTION THEREOF, EXCEPT THE FOLLOWING ADDITIONAL RIGHTS WHICH GRANTOR, THEREIN, FOR ITSELF AND FOR ITS SUCCESSORS AND ASSIGNS, ALSO RESERVED THEREBY.

THE RIGHT TO OCCUPY, INSTALL, CONSTRUCT AND MAINTAIN AT ITS EXPENSE SUCH DRILL SITES, ROADS, STORAGE AREAS AND OTHER FACILITIES WHICH IT, IN ITS DISCRETION, DETERMINES ARE REASONABLY NECESSARY FOR PROSPECTING FOR, DEVELOPING AND/OR EXTRACTING AND STORING SUCH MINERALS AND SUBSTANCES; PROVIDED, HOWEVER, IN NO EVENT SHALL THE AGGREGATE AREA OF THE SURFACE OF THE PROPERTY USED FOR THE FIRST TIME FOR ALL SUCH PURPOSES FROM AND AFTER THE DATE THEREOF EXCEED 600 ACRES. AND PROVIDED FURTHER THAT AS A CONDITION TO EACH SUCH USE, GRANTOR, THEREIN, WILL DELIVER AND PAY OVER TO GRANTEE, THEREIN, AND EACH OF ITS SUCCESSORS OR ASSIGNS, ON OR BEFORE COMMENCING SUCH USE:

(A) A NOTICE IN WRITING SPECIFYING THE AREA OF THE PROPERTY TO BE USED AND THE TERMS AND NATURE OF SUCH USE; AND

(B) AN AMOUNT EQUAL TO THE SUM OF (I) OUT-OF-POCKET COSTS TO GRANTEE, THEREIN, FOR PLANTING, CULTIVATING AND CARING FOR CROPS TO THE EXTENT THE CROPS ARE RENDERED UNHARVESTABLE BY SUCH USE, (II) THE DEPRECIATED BOOK VALUE ON THE BOOKS OF GRANTEE, THEREIN, OR ITS SUCCESSORS OR ASSIGNS OF ANY IMPROVEMENTS CONSTRUCTED ON THE PROPERTY AT THE EXPENSE OF GRANTEE, THEREIN, OR SUCH SUCCESSOR OR ASSIGN OR PURCHASED WITH THE PROPERTY WHICH WILL BE REMOVED OR WILL NOT BE USABLE BY GRANTEE, THEREIN, BY REASON OF THE USE BY GRANTOR, THEREIN, AND (III) AN AMOUNT EQUAL TO THE FAIR MARKET VALUE OF GRANTEE’S ESTATE IN ANY PART OF THE PROPERTY SO USED FOR THE TERM OF USE SPECIFIED BY GRANTOR, THEREIN, SUCH SUM BEING THEREINAFTER REFERRED TO AS THE “LOSS TO GRANTEE”, ALL AS DETERMINED BY AN APPRAISER WHO IS A MEMBER OF THE AMERICAN INSTITUTE OF REAL ESTATE APPRAISERS, DESIGNATED BY GRANTEE, THEREIN. IN CONSIDERATION OF SUCH RESERVATIONS, GRANTOR, THEREIN, COVENANTS AND AGREES TO PAY OVER TO GRANTEE, THEREIN, OR TO ANY SUCCESSOR OR ASSIGN OF GRANTEE, THEREIN, DESIGNATED BY GRANTEE, THEREIN, UPON RECEIPT, ALL PAYMENTS IN COMPENSATION FOR DAMAGE TO CROPS, IMPROVEMENTS ON THE PROPERTY OR FOR LOSS OF USE OF THE PROPERTY RECEIVED BY GRANTOR, THEREIN, FROM OIL LESSEES UNDER THE LEASES NAMED ABOVE (EXCEPT PAYMENTS FOR NOT TO EXCEED 300 ACRES OF THE PROPERTY CONVEYED THEREBY PRESENTLY OCCUPIED BY SUCH LESSEES) OR ANY OTHER LEASE MADE BY GRANTOR, THEREIN, UNDER ITS RESERVED RIGHTS THEREUNDER, AND IN ADDITION TO PAY TO GRANTEE, THEREIN, OR SUCH DESIGNATED SUCCESSOR OR ASSIGN, THE DIFFERENCE BETWEEN SUCH AMOUNTS PAID OVER AND THE LOSS TO GRANTEE, THEREIN, DETERMINED IN THE SAME MANNER AS PROVIDED ABOVE, EXCEPT THAT REFERENCES TO USE BY GRANTOR, THEREIN, SHALL BE DEEMED TO REFER TO USE BY THE OIL LESSEE, PROVIDED, HOWEVER, THAT ANY SUCH

SUCCESSOR OR ASSIGN SHALL BE ENTITLED TO RECEIVE ONLY THAT PORTION OP THE LOSS TO GRANTEE, THEREIN, AS SHALL BE ATTRIBUTABLE TO THE ESTATE OF SAID SUCCESSOR OR ASSIGN AS DETERMINED BY SAID APPRAISER.

ALL EXPENSES OF ANY APPRAISAL REQUIRED THEREUNDER WILL BE PAID BY GRANTOR, THEREIN, AS RESERVED AND EXCEPTED IN THE DEED FROM TEJON RANCH CO., A CORPORATION, TO TEJON AGRICULTURAL PARTNERS, A LIMITED PARTNERSHIP, ORGANIZED UNDER THE LAWS OF THE STATE OF CALIFORNIA, RECORDED AUGUST 16, 1972 IN BOOK 4712 PAGE 24 OF OFFICIAL RECORDS, AS INSTRUMENT NO. 11817.

APN: 238-390-14

PARCEL 11:

PARCELS 13-A-9 AND 13-A-10, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP NO. 5653, FILED DECEMBER 14, 1979 IN BOOK 24 PAGES 69 TO 76 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 9, TOWNSHIP 10 NORTH, RANGE 19 WEST OF THE SAN BERNARDINO MERIDIAN AS SAID SECTION IS SHOWN ON PARCEL MAP NO. 3338 FILED JANUARY 7, 1977 IN BOOK 17 PAGE 85, OF MAPS OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THE SURFACE AND UPPER 200 FEET OF THE SUBSURFACE OF THE FOLLOWING DESCRIBED TRACT OF LAND: BEGINNING AT THE CALIFORNIA AQUEDUCT MONUMENT “CA 6091”, THENCE ALONG THE NORTHEASTERLY AQUEDUCT BOUNDARY AS DESCRIBED IN DEED RECORDED FEBRUARY 20, 1970 IN BOOK 4368 PAGE 542, OF OFFICIAL RECORDS OF SAID COUNTY, SOUTH 47° 02’ 07” EAST, 1975.06 FEET TO THE CENTER LINE OF TURNOUT SIPHON WRM-13B AND THE TRUE POINT OF BEGINNING, HEREINAFTER REFERRED AS POINT “A”; THENCE (1) NORTH 47° 02’ 07” WEST 43.00 FEET; THENCE (2), NORTH 42° 57’ 53” EAST, 80.00 FEET; THENCE (3), SOUTH 47° 02’ 07” EAST, 70.00 FEET; THENCE (4), SOUTH 42° 57’ 53” WEST, 80.00 FEET TO A POINT IN SAID AQUEDUCT BOUNDARY; THENCE (5), ALONG SAID BOUNDARY, NORTH 47° 02’ 07” WEST, 27.00 FEET TO THE POINT OF BEGINNING, AS CONDEMNED BY WHEELER RIDGE-MARICOPA WATER STORAGE DISTRICT, A CALIFORNIA WATER STORAGE DISTRICT, BY FINAL ORDER OF CONDEMNATION RECORDED JULY 2, 1980 IN BOOK 5296 PAGE 1534, OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM, FROM THOSE PORTIONS THEREOF LYING WITHIN THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 4, TOWNSHIP 10 NORTH, RANGE 19 WEST, SBM, ALL OIL, GAS AND/OR MINERALS IN AND TO SAID LANDS TOGETHER WITH THE RIGHT OF THE GRANTORS, THEIR HEIRS, ASSIGNS, LESSEES AND LEGAL REPRESENTATIVES AT ALL TIMES TO ENTER ON THE ABOVE DESCRIBED LAND AND TO TAKE ALL OF THE USUAL, NECESSARY OR CONVENIENT MEANS TO BORE WELLS, MAKE EXCAVATIONS AND TO REMOVE THE OIL AND/OR MINERALS HEREIN RESERVED AND FOUND THEREON, THE GRANTORS, THEIR HEIRS AND ASSIGNS, LESSEES AND LEGAL REPRESENTATIVES PAYING TO THE OWNER OF THE SURFACE A REASONABLE RENTAL FOR SUCH PORTIONS OF THE SURFACE OF THE SAID LANDS AS MAY BE USED BY THEM IN CONNECTION WITH THE EXERCISE OF THE RIGHTS HEREBY RESERVED, SUCH RENTAL TO BE BASED UPON THE AGRICULTURAL OR PASTURAGE VALUE OF THE LAND SO USED, AS EXCEPTED BY FREDERICK H. HIBBARD AND LORNA W. HIBBARD, HUSBAND AND WIFE, BY DEED RECORDED OCTOBER 27, 1948 IN BOOK 1569 PAGE 95, OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTIN DESCRIBED AS PARCEL TB-42-1 IN THE FINAL ORDER OF CONDEMNATION, RECORDED JULY 2, 1980 IN BOOK 5296 PAGE 1534 AS DOCUMENT NO. 866 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THOSE PORTIONS THEREOF LYING WITHIN PARCEL MAP NO. 10915-B AS PER PARCEL MAP FILED NOVEMBER 18, 2008 IN BOOK 57 PAGES 17 THROUGH 27 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 241-370-17 & 04

Schedule 2.11

Environmental Matters

National Cement

Borrower leases land to National Cement Company of California Inc., or National, for the purpose of manufacturing Portland cement from limestone deposits on the leased acreage. The California Regional Water Quality Control Board, or RWQCB, for the Lahontan Region issued several orders in the late 1990s with respect to environmental conditions on the property currently leased to National:

(1)	Groundwater plume of chlorinated hydrocarbon compounds. This order directs Borrower’s former tenant Lafarge Corporation, or Lafarge, the current tenant National, and Borrower to, among other things, clean up groundwater contamination on the leased property. In 2003, Lafarge and National installed a groundwater pump-and-treat system to clean up the groundwater. Borrower is advised that Lafarge and National continue to operate the cleanup system and will continue to do so over the near-term.

(2)	Cement kiln dust. National and Lafarge have consolidated, closed and capped cement kiln dust piles located on land leased from Borrower. An order of the RWQCB directs National, Lafarge and Borrower to maintain and monitor the effectiveness of the cap. Maintenance of the cap and groundwater monitoring remain as on-going activities.

(3)	Former industrial waste landfills. This order requires Lafarge, National and Borrower to complete the cleanup of groundwater associated with the former industrial waste landfills. Borrower is advised that the cleanup is complete. Lafarge continues to monitor the groundwater.

(4)	Diesel fuel. An order of the RWQCB directs Lafarge, National and Borrower to clean up contamination from a diesel fuel tank and pipeline. Borrower is advised that Lafarge and National have substantially completed the groundwater cleanup and that groundwater monitoring remains an on-going activity.

To date, Borrower is not aware of any failure by Lafarge or National to comply with the orders or informal requests of the RWQCB. Under current and prior leases, National and Lafarge are obligated to indemnify Borrower for costs and liabilities arising directly or indirectly out of their use of the leased premises. Borrower believes that all of the matters described above are included within the scope of the National or Lafarge indemnity obligations and that Lafarge and National have sufficient resources to perform any reasonably likely obligations relating to these matters. If they do not and Borrower is required to perform the work at its own cost, it is unlikely that the amount of any such expenditure by Borrower would be material.